UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 13, 2009

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01  Other Events.

On October 13, 2009, AT&T Inc. (“AT&T”) announced that it had reached agreement with the Communications Workers of America (CWA) on a new, four-year contract covering approximately 26,000 employees in CWA District 6 (AT&T's Southwest region), subject to approval by these employees.  The previous contract expired on April 4, 2009 and employees have continued working under the terms of the expired contract while negotiations continued.

For the vast majority of employees, the new contract provides for a 3 percent base salary increase in years one and two, a wage increase in years three and four of 2.75 percent, and pension band increases of two percent for each year of the agreement. For both wages and pension band increases, there is a potential cost-of-living increase based on the consumer price index for the fourth year. The new contract also provides for continued health care coverage with reasonable cost sharing.

Most of the impact from this contract will be reflected in AT&T financial results beginning in 2010.

Information set forth in this report contains financial estimates and other forward-looking statements that are subject to risks and uncertainties and actual results may differ materially.  A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission.  AT&T disclaims any obligation to update or revise statements contained in this report based on new information or otherwise.
.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 13, 2009	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller